NORTHWESTERN ENERGY PUBLIC SERVICE CORPORATION
(successor to NorthWestern Corporation,
formerly known as NorthWestern Public Service Company)
TO
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)
As Trustee under the General Mortgage Indenture and
Deed of Trust, dated as of
August 1, 1993, with NorthWestern Corporation
(formerly known as NorthWestern Public Service Company)
___________________________

TWENTIETH SUPPLEMENTAL INDENTURE

Providing, among other things, for the assumption by
NorthWestern Energy Public Service Corporation of the
due and punctual payment of all Bonds and performance
and observance of all covenants and conditions of
NorthWestern Corporation under such General Mortgage
Indenture and Deed of Trust, as amended and supplemented.

Dated as of January 1, 2024

THIS TWENTIETH SUPPLEMENTAL INDENTURE, dated as of January 1, 2024 (the “Supplemental Indenture”), is made by and between NORTHWESTERN ENERGY PUBLIC SERVICE CORPORATION, a corporation organized and existing under the laws of the State of South Dakota (the “Company”), the post office address of which is 3010 West 69th Street, Sioux Falls, South Dakota 57108, and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York (successor to JPMorgan Chase Bank, N.A. (successor by merger to The Chase Manhattan Bank (National Association)))) (the “Trustee”), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 (the “Original Indenture”), the post office address of which is 240 Greenwich Street, 7E, New York, New York 10286, which Original Indenture was executed and delivered by NorthWestern Public Service Company (which later changed its name to NorthWestern Corporation) (“NorthWestern Energy”) to the Trustee, for the security of the Bonds of the Company issued and to be issued thereunder (the “Bonds”); and
WHEREAS, NorthWestern Energy has heretofore executed and delivered to the Trustee nineteen indentures supplemental to the Original Indenture, the first dated as of August 15, 1993, the second dated as of August 1, 1995, each of the third, fourth and fifth dated as of September 1, 1995, the sixth dated as of February 1, 2003, the seventh dated as of November 1, 2004, the eighth dated as of May 1, 2008, the ninth dated as of May 1, 2010, the tenth dated as of August 1, 2012, the eleventh dated as of December 1, 2013, the twelfth dated as of December 1, 2014, the thirteenth dated as of September 1, 2015, the fourteenth dated as of June 1, 2016, the fifteenth dated as of September 1, 2016, the sixteenth dated as of April 1, 2020, the seventeenth dated as of March 1, 2023, the eighteenth dated as of May 1, 2023, and the nineteenth dated as of June 1, 2023 (the Original Indenture, as supplemented and amended by the aforementioned nineteen supplemental indentures and by this Supplemental Indenture, being hereinafter referred to as the “Indenture”); and
WHEREAS, NorthWestern Energy and the Company have entered into that certain Asset and Stock Transfer Agreement, dated as of December 27, 2023, providing for the transfer to the Company of substantially all of the assets and liabilities associated with NorthWestern Energy’s regulated utility operations in South Dakota and Nebraska (the “Transfer”), which Transfer is expected to be completed on or about January 1, 2024;
WHEREAS, the Company desires to execute and deliver this Supplemental Indenture for the purposes of evidencing the assumption by the Company of the covenants and conditions of NorthWestern Energy under the Indenture and any bonds now issued or to be issued thereunder, and the succession of the Company to the powers and rights of NorthWestern Energy under the Indenture and any bonds now issued or to be issued thereunder, in accordance with the respective terms thereof;
WHEREAS, the Company expects to record this Supplemental Indenture in the official records of various counties and states as required by the Indenture; and
WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors of the Company, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and
WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
THAT the Company, in consideration of the acceptance or the purchase and ownership (as applicable) from time to time of the bonds issued under the Indenture and the service by the Trustee and its successors, under the Indenture and of One Dollar to it, duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:
ARTICLE I.
Covenants and Agreements of the Company
Section 1.Pursuant to and in accordance with Section 13.01(a) of the Indenture, the Company covenants and agrees that the Transfer fully preserves in all material respects the Lien and security of the Indenture and the rights and powers of the Trustee and the Holders of the Bonds under the Indenture.
Section 2.Pursuant to and in accordance with Section 13.01(b) of the Indenture, the Company covenants and agrees:
(i)To assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Bonds Outstanding as of the date of this Supplemental Indenture and to perform and observe every covenant and condition of the Indenture which is required to be performed or observed by the Company;
(ii)(A) To confirm the Lien of the Indenture on the Mortgaged Property (as constituted immediately prior to the time the Transfer becomes effective) and to subject to the Lien of the Indenture all property, real, personal and mixed, hereafter acquired by the Company which shall constitute an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, and (B) to subject to the Lien of the Indenture all property, real, personal or mixed, hereafter acquired by the Company;
(iii)That the Lien shall have force, effect and standing similar to those with the Lien of the Indenture would have had if the Company had not been a party to the Transfer and had, after the time the Transfer became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage.

Section 3.Pursuant to and in accordance with Section 13.01(d) of the Indenture, the Company will deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each of which shall state that the Transfer and the Supplemental Indenture comply with Article 13 of the Indenture and that all conditions precedent provided in Article 13 relating to the Transfer have been complied with.
Section 4.As permitted by Section 13.02 of the Indenture, the Company shall succeed to, and be substituted for, and may exercise every power and right of, NorthWestern Energy under the Indenture with the same effect as if the Company had been named as the “Company” in the Indenture, and shall have and may exercise under the Indenture the same powers and rights as NorthWestern Energy.
ARTICLE II.
MISCELLANEOUS PROVISIONS
Section 1.The terms defined in the Indenture, as heretofore supplemented, shall, for all purposes of this Supplemental Indenture, have the meaning specified in the Indenture, as hereto supplemented.
Section 2.The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.
Section 3.Wherever in this Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Section 1.12 of the Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefit of the respective successors and assigns of such parties, whether so expressed or not.
Section 4.Nothing in this Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under this Indenture, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons outstanding under the Indenture.

Section 5.This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.
ARTICLE III.
Amendments to the Original Indenture
Section 1.    With respect to any Bonds issued after the date hereof, Section 1.08 is hereby amended by adding the following paragraph as new paragraph (c) therein:
(c) The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (for the purposes of this paragraph “Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing Authorized Executive Officers and containing specimen signatures of such Authorized Executive Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Executive Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Executive Officer. The Company shall be responsible for ensuring that only Authorized Executive Officers transmit such Instructions to the Trustee and that the Company and all Authorized Executive Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. For the purposes of this paragraph “Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 2.With respect to any Bonds issued after the date hereof, Article One is hereby amended by adding the following Sections as new Sections 1.19, 1.20, 1.21 and 1.22 therein:
Section 1.19.    Sanctions Representations
(a)    The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S Department of State), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”);
(b) The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will directly or indirectly use any funds received pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.
    Section 1.20.    Waiver of Jury Trial; Submission to Jurisdiction.
a.EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY
b.The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.
Section 1.21.    FATCA.

    The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.
Section 1.22.    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, actual or threatened pandemics or epidemics, disease, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances
Section 3.With respect to any Bonds issued after the date hereof, Section 11.03 is hereby amended by adding the following paragraph as new subsection 11.03(i) therein:
(i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action

IN WITNESS WHEREOF, said NorthWestern Energy Public Service Corporation has caused this Supplemental Indenture to be executed on its behalf by an Authorized Executive Officer; and The Bank of New York Mellon, in evidence of its acceptance of the trusts hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents; all as of the 1st day of January, 2024.

NORTHWESTERN ENERGY PUBLIC
SERVICE CORPORATION

                        By /s/ Crystal D. Lail
                         Crystal D. Lail
                         Vice President

[Signature Page to Twentieth Supplemental Indenture]

                            THE BANK OF NEW YORK MELLON

                            By /s/ Rhonda J. Brannon
                            Name: Rhonda J. Brannon
                            Title: Vice President

[Signature Page to Twentieth Supplemental Indenture]

STATE OF SOUTH DAKOTA    )
                    )SS.
COUNTY OF LINCOLN        )

    BE IT REMEMBERED, that on this 15th day of December, 2023, before me, Chelsey Wilson, a Notary Public within and for the County and State aforesaid, personally came Crystal D. Lail, the Vice President of NorthWestern Energy Public Service Corporation, a South Dakota corporation, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed as such officer the within instrument of writing, and such person duly acknowledged that she signed and delivered the said instrument as her free and voluntary act as such Vice President and Chief Financial Officer, and as the free and voluntary act of NorthWestern Energy Public Service Corporation for the uses and purposes therein set forth.

    IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

(NOTARIAL SEAL)                    /s/ Chelsey Wilson
                            Notary Public
Chelsey Wilson
Notary Public Seal
South Dakota
MY COMM EXPIRES 01-14-2028
[Notary Page to Twentieth Supplemental Indenture]

STATE OF PENNSYLVANIA    )
                    )SS.
COUNTY OF    ALLEGHENY    )

    BE IT REMEMBERED, that on this 28th day of December, 2023, before me, Melissa Ruefle Spencer, a Notary Public within and for the State aforesaid, personally came Rhonda J Brannon, Vice President, of The Bank of New York Mellon, a New York banking corporation, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed as such officer the within instrument of writing, and such person duly acknowledged that he or she signed and delivered the said instrument as his or her free and voluntary act as such Vice President, and as the free and voluntary act of The Bank of New York Mellon for the uses and purposes therein set forth.

    IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

(NOTARIAL SEAL)                    /s/ Melissa Ruefle Spencer
                            Notary Public

Commonwealth of Pennsylvania - Notary Seal
Melissa Ruefle Spencer, Notary Public
Allegheny County
My commission expires June 17, 2027
Commission number 1347232
[Notary Page to Twentieth Supplemental Indenture]